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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                             ---------------------

                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     JUNE 15, 1998
                                                  --------------------

               INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS INC.
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                 Exact Name of Registrant as Specified in Charter

         DELAWARE                      333-21687               94-3248701
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(State or other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)


                        400 SOUTH EL CAMINO REAL, SUITE 1275
                            SAN MATEO, CALIFORNIA  94402
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                      (Address of Principal Executive Offices)

Registrant's telephone number including area code:     (650) 548-0808
                                                    ----------------------------

                                        N/A
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          (Former Name or Former Address if Changed Since Last Report


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Item 5.   Other Events

A. Four of the Registrant's eight person board of directors have resigned, as follows:

          Name                       Date of Resignation
          ----                       -------------------
          John Lockton                  15 June 1998
          John McCarthy                 15 June 1998
          Sandy Antignas                16 June 1998
          Carl Cordova                  16 June 1998

B. Prior to 17 June 1998, the Company, indirectly through its wholly-owned subsidiary, IWC China Limited, owned a 40% equity interest in Star Digitel Limited ("SDL"). Under the SDL Subscription Agreement, among other things, IWC China Limited was obligated to complete a second subscription of SDL shares for an aggregate subscription price of US $19 million not later than 17 June 1998. IWC China Limited did not complete any of its obligations in respect of said second subscription on 17 June 1998. As a consequence, it is likely the equity interest of IWC China Limited in SDL will be materially diluted.





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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INTERNATIONAL WIRELESS COMMUNICATIONS
                                    HOLDINGS, INC.

                                  By  /s/ Keith D. Taylor
                                      -------------------------------------
                                      Name:  Keith D.Taylor
                                      Title: Vice President and Acting Chief
                                               Financial Officer

Date:  June 24, 1998



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